UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 14, 2019 (June 10, 2019)

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices, and Zip Code)

(905) 479-1810
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Stockholder Backstop Agreements

Casey Capital Backstop Agreement

On June 10, 2019, SMTC Corporation (the “Company”) entered into a backstop agreement (the “CC Backstop Agreement”) with Casey Capital, LLC (“CC”), a current stockholder of the Company, in connection with the Company’s previously announced offering of subscription rights to the Company’s stockholders and holders of the Company’s outstanding warrants (the “Rights Offering”). Pursuant to the CC Backstop Agreement, in connection with the Rights Offering, CC has agreed to exercise its basic subscription privilege in full (“CC’s Basic Subscription Privilege”), to exercise its over-subscription privilege (“CC’s Over Subscription Privilege”) and, upon the completion of the Rights Offering, to purchase such number of the remaining available shares not otherwise subscribed for pursuant to all other stockholders’ basic subscription privileges and over-subscription privileges equal to $2,000,000 (the “CC Total Subscription”) less the aggregate amount of shares purchased by CC pursuant to CC’s Basic Subscription Privilege and CC’s Over Subscription Privilege. Pursuant to the CC Backstop Agreement, CC will receive a backstop fee of $40,000, or two percent (2%) of the CC Total Subscription, payable in cash at the closing of the Rights Offering, for providing its backstop commitment, irrespective of the amount of shares purchased by CC pursuant to CC’s Over Subscription Privilege.

Amendment to Gregory Weaver Backstop Agreement

On June 11, 2019, the Company entered into an amendment (the “GW Amendment”) to the backstop agreement (the “Original GW Backstop Agreement”) with Gregory A. Weaver (“GW”), a current stockholder of the Company, in connection with the Rights Offering. Pursuant to the Original GW Backstop Agreement, in connection with the Rights Offering, GW agreed to exercise its basic subscription privilege in full (“GW’s Basic Subscription Privilege”), to exercise its over-subscription privilege (“GW’s Over Subscription Privilege”) and, upon the completion of the Rights Offering, to purchase such number of the remaining available shares not otherwise subscribed for pursuant to all other stockholders’ basic subscription privileges and over-subscription privileges equal to $750,000 (the “GW Total Subscription”) less the aggregate amount of shares purchased by GW pursuant to GW’s Basic Subscription Privilege and GW’s Over Subscription Privilege. The GW Amendment was entered into in order to, among other things, provide that GW will receive a backstop fee of $15,000, or two percent (2%) of the GW Total Subscription, payable in cash at the closing of the Rights Offering, for providing his backstop commitment, irrespective of the amount of shares purchased by GW pursuant to GW’s Over Subscription Privilege.

Non-Stockholder Backstop Agreement

On June 13, 2019, the Company entered into a backstop agreement (the “DNY Backstop Agreement”) with DNY US Invest Corp. (“DNY”), a non-stockholder of the Company, in connection with the Rights Offering. Pursuant to the DNY Backstop Agreement, in connection with the Rights Offering, DNY has agreed to purchase 100% of all remaining available shares not otherwise subscribed for pursuant to all stockholders’ basic subscription privileges and over-subscription privileges equal to $1,000,000 (the “DNY Backstop Amount”). Pursuant to the DNY Backstop Agreement, DNY will receive a backstop fee of $20,000, or two percent (2%) of the DNY Backstop Amount, payable in cash at the closing of the Rights Offering, for providing its backstop commitment, irrespective of the amount of shares purchased by DNY pursuant to DNY’s backstop commitment.

The foregoing descriptions of the CC Backstop Agreement, the GW Amendment and the DNY Backstop Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the CC Backstop Agreement, the GW Amendment and the DNY Backstop Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the Original GW Backstop Agreement contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on June 4, 2019 (the “Prior 8-K”) is incorporated herein by reference. The summary of the Original GW Backstop Agreement and the transactions contemplated thereby contained in the Prior 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Original GW Backstop Agreement filed as Exhibit 10.1 to the Prior 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Backstop Agreement, dated as of June 10, 2019, by and between SMTC Corporation and Casey Capital, LLC.
10.2	Amendment to Backstop Agreement, dated as of June 11, 2019, by and between SMTC Corporation and Gregory Weaver.
10.3	Backstop Agreement, dated as of June 13, 2019, by and between SMTC Corporation and DNY US Invest Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	SMTC CORPORATION By: /s/ Edward Smith Name: Edward Smith Title: President and Chief Executive Officer